UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100
Austin, Texas 78729
(Address of Principal Executive Offices) (Zip Code)

(512) 869-1555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K filed on September 1, 2022, Molecular Templates, Inc. (the “Company”) was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the closing bid price of the Company’s common stock for the 30 prior consecutive business days, the Company no longer satisfied the Bid Price Rule (as defined below) and had been provided a 180-calendar day grace period to regain compliance with the rule, through February 27, 2023. The Company did not regain compliance with the Bid Price Rule by that date.

As a result, on February 28, 2023, the Company received notice (the “Notice”) from the Listing Qualifications Staff of Nasdaq that the Company’s securities would be subject to delisting due to the Company’s continued non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a) (the “Bid Price Rule”), unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Notice also noted that the Company was not eligible for an automatic second 180 day grace period for the Bid Price Rule, as it does not comply with the stockholders’ equity initial listing requirement for The Nasdaq Capital Market.

The Company intends to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing. In this regard, pursuant to Nasdaq listing and hearing regulations, the Panel has the discretion to grant an extension of up to an additional 180 days from the date of the Notice.

The Company is diligently working to regain compliance. Its plan with respect to the Bid Price Rule may include seeking to effect a reverse stock split. However, there can be no assurance that the Panel will determine to continue the Company’s listing or that the Company will be able to regain compliance with the applicable listing criteria within any extension that may be granted by the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: March 3, 2023	By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D.
Chief Executive Officer